UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2015

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement

On December 18, 2015, Nuverra Environmental Solutions, Inc. (the “Company”) and XTO Energy Inc. (“XTO”) mutually agreed to terminate the previously disclosed Gathering and Disposal Services Agreement dated November 21, 2014 (the “Agreement”), relating to the Company’s proposed development of a produced and freshwater pipeline system in McKenzie County, North Dakota. The Company and XTO agreed to terminate the Agreement in response to dramatic changes in market conditions that have occurred since the Agreement was executed in November 2014. The Company will not incur any penalties as a result of the termination, and the Company and XTO have agreed to release one another from any and all prior and future claims either party may have under the Agreement.

Item 7.01	Regulation FD Disclosure

On December 23, 2015, the Company issued a press release announcing that it had terminated the Agreement, a copy of which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including the press release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: December 23, 2015	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb
Title: Executive Vice President and Chief Legal Officer

Exhibit Number	Description

99.1	Press Release, dated December 23, 2015